UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

VIEWSONIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Brea Canyon Road
Walnut, California 91789
 (Address of principal executive offices, including zip code)

(909) 444-8888
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers

Matthew Milne

On November 27, 2007 ViewSonic Corporation informed Matthew W. Milne, President of ViewSonic Americas that his position as President of ViewSonic Americas had been eliminated.  Mr. Milne is entitled to receive three months of salary continuance for his three years of service with us consistent with our salary continuance policy and will receive an additional three months of salary continuance pursuant to his offer letter with us, dated February 22, 2005.  Mr. Milne will also receive all earned and unused personal time and vesting in our 401(k) program through May 28, 2008.  Mr. Milne’s outstanding stock options will continue to vest until May 28, 2008 and shall be exercisable until August 28, 2008, after which they will expire if not exercised.  Mr. Milne’s medical, dental, vision and life insurance benefits will also continue through May 28, 2008 consistent with our policies.

The offer letter, dated February 22, 2005, is filed as Exhibit 10.17 to our Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 29, 2005.

Jan Jensen

On November 27, 2007, we reached an agreement with Jan Jensen, our President and Managing Director, ViewSonic Europe that his employment with ViewSonic Europe Ltd and ViewSonic SARL will end on January 5, 2008 and his employment with ViewSonic Netherlands will end on July 5, 2008.   Mr. Jensen had previously entered into Director’s Service Agreements with ViewSonic SARL, ViewSonic Netherlands and ViewSonic Europe Limited, collectively the Prior Agreements, dated January 10, 2006.  The Prior Agreements are filed as Exhibits  10.18, 10.19 and 10.20 to our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on April 3, 2006.  In connection with his departure, the Prior Agreements have been terminated and Mr. Jensen has entered into compromise agreements with each of ViewSonic SARL, ViewSonic Netherlands and ViewSonic Europe Limited.  Mr. Jensen’s compromise agreements with ViewSonic Netherlands and ViewSonic Europe Limited are dated November 28, 2007.  Mr. Jensen’s compromise agreement with ViewSonic SARL will be effective 30 days following its execution.

Under the terms of the compromise agreement with ViewSonic Netherlands, Mr. Jensen will be entitled to a monthly payment of Euro 13,930 and reimbursement for the costs of life insurance and private and permanent health insurance until July 5, 2008.  Subject to compliance with continuing obligations under the agreement, Mr. Jensen will also receive a payment of Euro 185,969, payable before July 19, 2008.  Under the compromise agreement with ViewSonic SARL and ViewSonic Europe Limited, respectively, Mr. Jensen will be paid Euro 269,551 and Euro 230,044 will be deposited into Mr. Jensen’s pension fund.  Pursuant to a Notice of Amendment to Stock Options Awarded Under the ViewSonic Corporation 2004 Equity Incentive Plan, dated November 27, 2007 between us and Mr. Jensen, Mr. Jensen’s outstanding stock options will continue to vest until July 5, 2008 and shall be exercisable until December 31, 2008, after which they will expire if not exercised.

We will maintain  directors’ and officers’ insurance for Mr. Jensen until January 5, 2012.  Mr. Jensen will resign as a director of any of our affiliates and has agreed not to engage in business activities in Europe with companies for whom 40% or more of their business is the supply of visual display units, liquid crystal displays, projectors or computer monitors.  The compromise agreements each contain a waiver of potential claims against us by Mr. Jensen.

The description of the Notice of Amendment is qualified in its entirety by reference to the Notice of Amendment which is filed as Exhibit 10.34. The description of the material terms of the compromise agreements is qualified in their entirety by reference to the compromise agreements which are filed as Exhibits 10.35, 10.36 and 10.37 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.34	Notice of Amendment to Stock Options Awarded Under the ViewSonic Corporation 2004 Equity Incentive Plan, dated November 27, 2007

10.35	Compromise Letter between ViewSonic SARL and Jan Jensen, dated November 28, 2007

10.36	Compromise Letter between ViewSonic Europe Limited and Jan Jensen, dated November 28, 2007

10.37	Compromise Letter between ViewSonic Netherland and Jan Jensen, dated November 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWSONIC CORPORATION

Dated: November 30, 2007	By:	/s/ Robert J. Ranucci
Robert J. Ranucci
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.34	Notice of Amendment to Stock Options Awarded Under the ViewSonic Corporation 2004 Equity Incentive Plan, dated November 27, 2007

10.35	Compromise Letter between ViewSonic SARL and Jan Jensen, dated November 28, 2007

10.36	Compromise Letter between ViewSonic Europe Limited and Jan Jensen, dated November 28, 2007

10.37	Compromise Letter between ViewSonic Netherland and Jan Jensen, dated November 28, 2007